Provident Energy President To Speak at the BMO Nesbitt Burns 2003 Income Trust Conference Tuesday, December 2, 2003 NEWS RELEASE NUMBER 30-03 November 28, 2003

CALGARY, ALBERTA - Provident Energy Trust (Provident) (TSX-PVE.UN; AMEX-PVX) today announced that President Randy Findlay will speak at the BMO Nesbitt Burns Income Trust Conference at 8:45 a.m. (ET) on Tuesday, December 2, 2003.

A live webcast of the presentation will be available on Provident’s website at www.providentenergy.com Please access the website at least 10 minutes prior to the scheduled start time to register.  Provident’s BMO Nesbitt Burns presentation will also be archived on the Trust’s website.

Provident Energy Trust is a Calgary-based, open-ended energy income trust that owns and manages an oil and gas production business and a midstream business.  Provident’s energy portfolio is located in some of the more stable and predictable producing regions in Western Canada. Provident provides monthly cash distributions to its unitholders and trades on the Toronto Stock Exchange and the American Stock Exchange under the symbols PVE.UN and PVX, respectively.

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